Kramer, Levin, Naftalis & Frankel
                        9 1 9  T H I R D  A V E N U E
                         NEW YORK, N.Y. 10022   3852
                              (212) 715   9100
                                                      FAX
                                                      (212) 715-8000
                                                      ______

                                                      WRITER'S DIRECT NUMBER

                                                      (212) 715-9100

                                   March 2, 1998


Lexington Troika Dialog Russia Fund, Inc.
Park 80 West Plaza Two
Saddle Brook, New Jersey  07663

Gentlemen:

          We hereby consent to the reference of this Firm as counsel in the Registration Statement on Form N-1A of the Lexington Troika Dialog Russia Fund, Inc.

                              Very truly yours,



                              /s/ Kramer, Levin, Naftalis & Frankel